Exhibit 13  CERTIFICATIONS UNDER SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
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Pursuant  to  Section  906  of  the  Sarbanes-Oxley  Act of  2002,  each  of the undersigned certifies that this periodic report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly represents, in all material respects, the financial condition and results of operations of Nordic American Tanker Shipping Limited.


/s/ Herbjorn Hansson

Herbjorn Hansson
Chief Executive Officer


/s/ Rolf Amundsen

Rolf Amundsen
Chief Financial Officer

Date: June 30, 2004